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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

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                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported):  October 31, 1996

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                                 ELTRAX SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


      Minnesota                     0-22190                41-1484525
(State or other jurisdiction of   (Commission           (I.R.S. Employer
 incorporation)                   File Number)           Identification No.)



  1775 Old Highway 8, St. Paul, Minnesota             55112
  (Address of principal executive offices)          (Zip Code)


         Registrant's telephone number, including area code:  (612) 633-8373


                                   Not applicable.
            (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On October 31, 1996, pursuant to an Agreement and Plan of Merger dated as of October 31, 1996 (the "Merger Agreement") by and among Eltrax Systems, Inc., a Minnesota corporation ("Eltrax"), ANS Acquisition Corporation, a North Carolina corporation and a wholly owned subsidiary of Eltrax, Atlantic Network Systems, Inc., a North Carolina corporation ("ANS"), and Walter C. Lovett, Douglas L. Roberson and B. Taylor Koonce (collectively the "Shareholders"), ANS Acquisition Corporation merged with and into ANS, whereupon the separate existence of ANS Acquisition Corporation ceased and ANS continues as the surviving corporation and as a wholly owned subsidiary of Eltrax (the "Merger").

    Pursuant to the terms of the Merger Agreement, upon the closing of the Merger on October 31, 1996, 950,000 shares of common stock, $.01 par value per share of Eltrax ("Eltrax Common Stock") were issued to the Shareholders in connection with the Merger (the "Acquired Shares"). The 950,000 shares of Eltrax Common Stock issued in connection with the Merger represented approximately 12.6% of the issued and outstanding shares of Eltrax Common Stock after the closing and approximately 14.4% of the issued and outstanding shares of Eltrax Common Stock prior to the closing. Of the 950,000 shares of Eltrax Common Stock issued to the Shareholders, 50,000 shares (the "Escrowed Shares") were deposited into an escrow account at Norwest Bank Minnesota, National Association pursuant to the terms of that certain Escrow Agreement dated October 31, 1996 by and among Eltrax, the Shareholders, and Norwest Bank Minnesota, National Association (the "Escrow Agreement"), the terms of which provide for the release of the Escrowed Shares to the Shareholders on April 30, 1997, subject to the terms and conditions of the Escrow Agreement. All of the Acquired Shares issued to the Shareholders in connection with the Merger are "restricted stock," as defined in the rules promulgated under the Securities Act of 1933, as amended, and have certain demand registration rights and "piggyback" registration rights. All expenses of such registration will be borne by Eltrax.

    Pursuant to the terms of the Merger Agreement, Eltrax agreed to elect Walter C. Lovett to the Board of Directors of Eltrax, effective on the day following the closing of the Merger and conditioned thereon.

    Pursuant to the terms of that certain Agreement dated as of October 31, 1996 by and among Eltrax, the Shareholders and William P. O'Reilly, Clunet R. Lewis, and Mack V. Traynor III (collectively, the "Eltrax Principals"): (a) the Shareholders have the right at any time after 90 days following the closing of the Merger and continuing until October 31, 1998, to request the assistance of Eltrax to use its good faith reasonable efforts in a private sale of a portion (the "Assistance Portion") of the Acquired Shares (the Assistance Portion of the Acquired Shares is equal to the lesser of 300,000 shares of Eltrax Common Stock or shares of Eltrax Common Stock with $1,000,000 in market value); provided, however, that in any event a private sale may not be consummated before Eltrax's first public disclosure of the earnings of Eltrax and ANS prepared on a combined basis which includes at least a 30 day period, based on the audited financial statements of Eltrax and ANS (the "First Available Date"); (b) prior to the sale of the Assistance Portion of the Acquired Shares, the Shareholders have the right, prior to any other director, executive officer or other affiliate, to include and sell the Assistance Portion of the Acquired Shares in any underwritten registered public offering (the "Public Offering") undertaken by Eltrax, other than in connection with an acquisition of another business or pursuant to a registration statement on Form S-8, and subject to the determination by such underwriter to exclude all shares of Eltrax Common Stock held by officers, directors and others who are holders of registration rights, on the basis that including such restricted Eltrax Common Stock in the proposed offering would jeopardize the success of the Public Offering; provided, however, that no sales shall be consummated by the Shareholders in such Public Offering before the First Available Date, and (c) during the time of any

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pending request made by the Shareholders pursuant to either (a) or (b) above, the Eltrax Principals are restricted from selling any of their shares of Eltrax Common Stock (the "Standstill Agreement") until the Shareholders have completed sales of their Eltrax Common Stock which result in net aggregate proceeds of at least $1,000,000, after deduction of all commissions, expenses and all other costs of sale, including the combined individual capital gains tax of the Shareholders (the "Minimum Dollar Amount"); provided, however, that the Standstill Agreement will automatically be satisfied and will automatically terminate on the date on which the Shareholders have sold shares of Eltrax Common Stock through any means which result in net proceeds of at least the Minimum Dollar Amount on an aggregate basis. Notwithstanding the foregoing, if the Shareholders make a request for assistance under (a) or (b) above and a private sale (or any other sale which results in net proceeds of at least the Minimum Dollar Amount) has not occurred by June 30, 1997, and provided that the Shareholders have exercised their demand registration rights pursuant to the Merger Agreement by April 1, 1997, then the Eltrax Principals will continue to be bound by the Standstill Agreement for a period of 120 days following the effectiveness of such demand registration statement, and at the end of such 120-day period, the Standstill Agreement will terminate.

    In addition to the foregoing, ANS entered into an Employment and Non-Competition Agreement with each of the Shareholders, the terms of which generally provide for the employment by ANS of the Shareholders for a period of five years from October 31, 1996. The Employment and Non-Competition Agreements of each of Walter C. Lovett and Douglas L. Roberson provide for a two-year non-compete period and the Employment and Non-Competition Agreement of B. Taylor Koonce provides for an up to two-year non-compete period, depending upon the manner in which Mr. Koonce's employment is terminated. In addition, pursuant to the Employment and Non-Competition Agreements of each of Walter C. Lovett and Douglas L. Roberson, Eltrax granted a five year warrant to purchase up to 106,250 shares of Eltrax Common Stock, at an exercise price of $6.00 per share. Pursuant to the Employment and Non-Competition Agreement of B. Taylor Koonce, Eltrax granted a five year warrant to purchase up to 37,500 shares of Eltrax Common Stock, at an exercise price of $6.00 per share. The rights represented by each of these warrants issued to the Shareholders become exercisable in 36 equal installments; provided, however, that the Shareholders must remain employed by ANS. Finally, the Employment and Non-Competition Agreements of each of Walter C. Lovett and Douglas L. Roberson provide for the payment of certain incentive bonus payments to each of these individuals based upon the financial performance of ANS.

    For accounting purposes, it is intended that the Merger will be treated as a pooling-of-interests transaction under APB Opinion No. 16.

    Additional information concerning the Merger is contained in the Merger Agreement, which is an exhibit hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    a. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable at this time to provide the required financial statements of Eltrax.
         Such financial statements will be filed with an amendment to this Form 8-K as soon as practicable, and in any event Eltrax anticipates that such amendment will be filed no later than 60 days after the date that this report is required to be filed.

    b. PRO FORMA FINANCIAL INFORMATION. It is impracticable at this time to provide the required pro forma financial information. Such financial information will be filed with an


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         amendment to this Form 8-K as soon as practicable, and in any event
         Eltrax anticipates that such amendment will be filed no later than 60 days after the date that this report is required to be filed.

    c.   EXHIBITS.

   2.1 Agreement and Plan of Merger dated as of October 31, 1996 by and among Eltrax Systems, Inc., a Minnesota corporation, ANS Acquisition Corporation, a North Carolina corporation and a wholly owned subsidiary of Eltrax, Atlantic Network Systems, Inc., a North Carolina corporation and Walter C. Lovett, Douglas L. Roberson and B. Taylor Koonce. Omitted from such exhibit, as filed, are the remaining exhibits referenced in such agreement. The Registrant will furnish supplementally a copy of any such exhibits to the Commission upon request.

   2.2 Escrow Agreement dated as of October 31, 1996 by and between Eltrax Systems, Inc., Walter C. Lovett, Douglas L. Roberson and B. Taylor Koonce, and Norwest Bank Minnesota, National Association, a national banking association, as escrow agent.

  10.1 Employment and Non-Competition Agreement dated as of October 31, 1996 by and between Atlantic Network Systems, Inc. and Walter C. Lovett.

  10.2 Employment and Non-Competition Agreement dated as of October 31, 1996 by and between Atlantic Network Systems, Inc. and Douglas L. Roberson.

  10.3 Employment and Non-Competition Agreement dated as of October 31, 1996 by and between Atlantic Network Systems, Inc. and B. Taylor Koonce.

  10.4 Warrant granted to Walter C. Lovett to purchase 106,250 shares of Common Stock of Eltrax Systems, Inc., dated as of October 31, 1996.

  10.5 Warrant granted to Douglas L. Roberson to purchase 106,250 shares of Common Stock of Eltrax Systems, Inc., dated as of October 31, 1996.

  10.6 Warrant granted to B. Taylor Koonce to purchase 37,500 shares of Common Stock of Eltrax Systems, Inc., dated as of October 31, 1996.

  10.7 Agreement dated as of October 31, 1996 by and among Eltrax Systems, Inc., William P. O'Reilly, Clunet R. Lewis, Mack V. Traynor, III and Walter C. Lovett, Douglas L. Roberson and B. Taylor Koonce.

  99.1  Press Release of the Registrant, dated November 4, 1996.


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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ELTRAX SYSTEMS, INC.
                                       (Registrant)


Dated:  November 11, 1996              By   /s/ Mack V. Traynor
                                       Name:  Mack V. Traynor, III
                                       Title: President and Chief Executive
                                              Officer


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                                  INDEX TO EXHIBITS


Exhibit                         Description                                         Method of Filing
-------                         -----------                                         ----------------
2.1       Agreement and Plan of Merger dated as of October 31, 1996                  Filed herewith.
          by and among Eltrax Systems, Inc., a Minnesota corporation,
          ANS Acquisition Corporation, a North Carolina corporation
          and a wholly owned subsidiary of Eltrax, Atlantic Network
          Systems, Inc., a North Carolina corporation and Walter C.
          Lovett, Douglas L. Roberson and B. Taylor Koonce.  Omitted
          from such exhibit, as filed, are the remaining exhibits
          referenced in such agreement.  The Registrant will furnish supplementally a copy of any such exhibits to the Commission upon request.

2.2       Escrow Agreement dated as of October 31, 1996 by and between               Filed herewith.
          Eltrax Systems, Inc., Walter C. Lovett, Douglas L. Roberson
          and B. Taylor Koonce and Norwest Bank Minnesota, National
          Association, a national banking association, as escrow agent.

10.1      Employment and Non-Competition Agreement dated as of October 31,           Filed herewith.
          1996 by and between Atlantic Network Systems, Inc. and Walter C.
          Lovett.

10.2      Employment and Non-Competition Agreement dated as of October 31,           Filed herewith.
          1996 by and between Atlantic Network Systems, Inc. and Douglas L.
          Roberson.

10.3      Employment and Non-Competition Agreement dated as of October 31,           Filed herewith.
          1996 by and between Atlantic Network Systems, Inc. and B. Taylor
          Koonce.

10.4      Warrant granted to Walter C. Lovett to purchase 106,250 shares of          Filed herewith.
          Common Stock of Eltrax Systems, Inc., dated as of October 31, 1996.

10.5      Warrant granted to Douglas L. Roberson to purchase 106,250 shares          Filed herewith.
          of Common Stock of Eltrax Systems, Inc., dated as of October 31, 1996.

10.6      Warrant granted to B. Taylor Koonce to purchase 37,500 shares of           Filed herewith.
          Common Stock of Eltrax Systems, Inc., dated as of October 31, 1996.

10.7      Agreement dated as of October 31, 1996 by and among Eltrax Systems,        Filed herewith.
          Inc., William P. O'Reilly, Clunet R. Lewis, Mack V. Traynor, III and
          Walter C. Lovett, Douglas L. Roberson and B. Taylor Koonce.

99.1.     Press Release of the Registrant, dated November 4, 1996.                   Filed herewith.


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